EXHIBIT 23(a)
                                -------------


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-___________) pertaining to the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries. of our report dated January 31, 1997, with respect to the consolidated financial statements of Peoples Bancorp Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December
31, 1996, filed with the Securities and Exchange Commission.


                                /s/ ERNST & YOUNG LLP
                                Ernst & Young LLP


Charleston, West Virginia
December 30, 1997